UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 14, 2020 (the “Effective Date”), iMedia Brands, Inc. entered into a common stock and warrant purchase agreement with certain individuals and entities, pursuant to which we will issue and sell an aggregate of 1,958,384 shares of our common stock and warrants to purchase an aggregate of 979,190 shares of our common stock in a private placement, for an aggregate cash purchase price of $4,000,000.

In the initial closing under the purchase agreement, which will occur on or before April 17, 2020, we will issue and sell an aggregate of 734,394 shares and warrants to purchase an aggregate of 367,197 shares of our common stock for an aggregate cash purchase price of $1,500,000. Pursuant to the purchase agreement, subsequent closings each with an aggregate cash purchase price of $500,000 are expected to occur on each of May 23, 2020, June 1, 2020, and June 13, 2020, in which an aggregate of 244,798 shares and warrants to purchase an aggregate of 122,399 shares of our common stock will be issued and sold at each closing, and a closing with an aggregate cash purchase price of $1,000,000 is scheduled to occur on July 11, 2020, in which an aggregate of 489,596 shares and warrants to purchase an aggregate of 244,798 shares of our common stock will be issued and sold at this closing. The warrants will have an exercise price per share of $2.66 and are exercisable at any time and from time to time from six months following their issuance date until April 14, 2025. We have included a blocker provision in the purchase agreement whereby no purchaser may be issued shares of our common stock if the purchaser would own over 19.999% of our outstanding common stock and, to the extent a purchaser in this offering would own over 19.999% of our outstanding common stock, that purchaser will receive fully-paid warrants (in contrast to the coverage warrants that will be issued in this transaction, as described above) in lieu of the shares that would place such holder’s ownership over 19.999%. Further, we have included a similar blocker in the warrants (and amended the warrants purchased by the purchasers on May 2, 2019, if any) whereby no purchaser of the warrants may exercise a warrant if the holder would own over 19.999% of our outstanding common stock.

The purchasers consist of the following: Invicta Media Investments, LLC, Michael and Leah Friedman and Hacienda Jackson LLC. Invicta Media Investments, LLC is owned by Invicta Watch Company of America, Inc., which is the designer and manufacturer of Invicta-branded watches and watch accessories, one of our largest and longest tenured brands. Michael and Leah Friedman are owners and officers of Sterling Time, LLC , which is the exclusive distributor of Invicta Watch Company of America’s watches and watch accessories for television home shopping and our long-time vendor. Invicta Watch Company of America is owned by our Vice Chair and director, Eyal Lalo, and Michael Friedman also serves as a director of our company. Further, Invicta Media Investments, LLC and Michael and Leah Friedman comprise a “group” of investors within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, that is our largest stockholder.

Under the purchase agreement, the purchasers agreed to customary standstill provisions related to our company for a period of two years through May 2, 2022, as well as to vote their shares in favor of matters recommended by our board of directors for approval by our shareholders for the same time period.

Additionally, on April 14, 2020, we entered into a registration rights agreement with the purchasers, pursuant to which we agreed to register the shares of common stock and the shares issuable upon exercise of warrants held by the purchasers in accordance with the terms and conditions therein.

The foregoing descriptions are qualified in their entirety by reference to the form of coverage warrants, form of fully-paid warrants, the purchase agreement and the registration rights agreement, copies of which are included as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition

On April 15, 2020, we issued a press release disclosing our results of operations and financial condition for our fourth fiscal quarter and full fiscal year ended February 1, 2020. The press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 3.02	Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, on April 14, 2020, we entered into a purchase agreement pursuant to which we expect to issue an aggregate of 1,958,384 shares of common stock and warrants to purchase an aggregate of 979,190 shares of common stock. Pursuant to the terms of the purchase agreement, we are expected to issue and sell an aggregate of 244,798 shares and warrants to purchase an aggregate of 122,399 shares on each of May 23, 2020, June 1, 2020 and June 13, 2020 and an aggregate of 244,798 shares and warrants to purchase an aggregate of 489,596 shares on July 11, 2020. The description of the transaction and the warrants contained in Item 1.01 is incorporated by reference into this Item 3.02.

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act of 1933).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 14, 2020, the board of directors elected Timothy A. Peterman to the board of directors for a term expiring at our 2020 annual meeting of shareholders. Mr. Peterman will not serve on any board committees or receive additional compensation for his service as a director. Mr. Peterman, age 52, rejoined our company as chief executive officer in May 2019 and was appointed as chief financial officer in January 2020. He previously served as our chief financial officer beginning in March 2015, and was promoted to chief operating officer / chief financial officer in June 2017. He served in these roles until April 2018 and served as a non-officer employee of our company through June 1, 2018. Mr. Peterman then served as chief operating officer and chief financial officer at Amerimark Interactive, Inc. Prior to joining our company in March 2015, Mr. Peterman served as the chief operating officer and chief financial officer for The J. Peterman Company, an ecommerce apparel brand, since 2011. From 2009 to 2011, he served as chief operating officer and chief financial officer of Synacor, Inc., a media technology company. Previously, Mr. Peterman served almost six years at The E.W. Scripps Company in various senior roles, including senior vice president of corporate development. From 1999 to 2002, he was chief operating officer and chief financial officer of IAC’s broadcasting and cable divisions, which included USA Network and Sci-Fi Channel. Mr. Peterman also spent almost six years in senior financial roles at Tribune Company. Mr. Peterman began his career at KPMG in Chicago in 1989 and is a CPA.

As described in Item 1.01 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2019 (the “2019 Form 8-K”), Mr. Peterman acquired 16,667 shares of our common stock and warrants to purchase 72,917 shares of our common stock for an aggregate purchase price of $125,000 in a private placement on May 2, 2019. Invicta Media Investments and Michael and Leah Friedman also participated in this private placement, pursuant to which we issued and sold an aggregate of 800,000 shares of our common stock and warrants to purchase an aggregate of 350,000 shares of our common stock for an aggregate cash purchase price of $6,000,000.

Pursuant to his employment agreement, Mr. Peterman, our chief executive officer, will continue to receive an annual base salary of $650,000 and will be eligible for annual cash bonuses targeted at 100% of his annual salary with a maximum annual cash bonus equal to 200% of his annual salary. Beginning in our fiscal year ending January 30, 2021, Mr. Peterman’s annual cash bonus opportunity will be pursuant to the iMedia Brands, Inc. Management Incentive Plan (the “Incentive Plan”), which the board of directors adopted on April 14, 2020. Under the Incentive Plan, the Human Resources and Compensation Committee may grant annual cash bonus awards to any employee of our company or our subsidiaries, which awards will be earned based upon the achievement of one or more performance goals based on one or more of the performance measures specified in the Incentive Plan. The committee may adjust the performance goals or the performance measures on which they are based upon the conditions specified in the Incentive Plan. Awards earned under the Incentive Plan will be paid in a lump sum cash payment (less applicable withholding taxes) as soon as practicable following the committee’s determination of the award amount but no later than two and one-half months after the end of the calendar year during which the applicable performance period ended. The foregoing description is qualified in its entirety by reference to the Incentive Plan, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, on April 14, 2020, we authorized the grant to Mr. Peterman of an award of 71,790 restricted stock units (“RSUs”), which will vest in three equal annual installments beginning on the first anniversary of the date of grant, which we expect to be April 17, 2020. We intend to grant Mr. Peterman an additional 73,728 RSUs when sufficient shares are available for issuance under either our 2011 Omnibus Incentive Plan or future incentive compensation plans that we may adopt.

Also on April 14, 2020, we authorized the grant to Mr. Peterman of a target number of 145,522 performance stock units (“PSUs”), which will be earned based on our achievement of pre-established goals for liquidity over the measurement period from February 2, 2020 to January 30, 2021. Any earned PSUs will vest on January 28, 2023. These PSUs are subject to the other terms and conditions of the applicable award agreement, the form of which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein. We expect this award to be granted on April 17, 2020.

As described in Item 5.02 of the 2019 Form 8-K and pursuant to his employment agreement, Mr. Peterman received a $150,000 relocation payment and an award of 68,000 PSUs from our company during the fiscal year ended February 1, 2020. This PSU award, which was granted on May 2, 2019, was made outside of our existing equity incentive plans as an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4). The PSUs will vest one-third upon the one year anniversary of the grant date, one-third when the per-share closing price of our common stock reaches or exceeds an average trading price of $20.00 for 20 consecutive trading days and Mr. Peterman has been continuously employed for at least one year from the grant date, and the remaining shares when the per-share closing price of our common stock reaches or exceeds an average trading price of $40.00 for 20 consecutive trading days and Mr. Peterman has been continuously employed for at least two years after the grant date.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Form of Warrant under Common Stock and Warrant Purchase Agreement, dated April 14, 2020 by and between iMedia Brands, Inc. and the Purchasers listed therein (coverage)
4.2	Form of Warrant under Common Stock and Warrant Purchase Agreement, dated April 14, 2020 by and between iMedia Brands, Inc. and the Purchasers listed therein (fully paid)
10.1	Common Stock and Warrant Purchase Agreement, dated as of April 14, 2020, by and between iMedia Brands, Inc. and the Purchasers listed therein
10.2	Registration Rights Agreement, dated as of April 14, 2020, by and between iMedia Brands, Inc. and the Purchasers listed therein
10.3	iMedia Brands, Inc. Management Incentive Plan*
10.4	Form of Performance Share Unit Award Agreement pursuant to the 2011 Omnibus Incentive Plan*
99.1	Press Release dated April 15, 2020 (results of operations)
99.2	Press Release dated April 15, 2020 (financing)

* Management compensatory plan/arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2020	iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman Chief Executive Officer